Exhibit 32.1

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The undersigned, who are (i) the Chief Executive Officer and (ii) the Chief Financial Officer of United Development Funding IV (the “Trust”), each hereby certify as follows:

The Quarterly Report on Form 10-Q of the Trust (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: November 14, 2014	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

Dated: November 14, 2014	/s/ Cara D. Obert
Cara D. Obert
Chief Financial Officer

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.